Exhibit 99.1

Presentation to Investors Re: Rockwell Scientific August 1, 2006

This is a brief overview of Teledyne Technologies' proposed acquisition of Rockwell Scientific Company LLC. Viewers are urged to read the Teledyne's periodic reports filed with the Securities and Exchange Commission ("SEC") for a more complete description of Teledyne, its businesses, its strategies and the various risks that the company faces. Various risks are identified in Teledyne's 2005 Annual Report on Form 10-K and its Form 10-Q. Viewers, particularly those interested in investing in Teledyne Technologies, should read these risk factors. Forward-looking statements are generally accompanied by words such as "estimate", "project", "predict", "believes" or "expect", that convey the uncertainty of future events or outcomes. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, relating to earnings, growth opportunities, pension matters, stock option expense and strategic plans. All statements made in this investor relations presentation that are not historical in nature should be considered forward-looking. Actual results could differ materially from these forward-looking statements. Many factors, including changes in demand for products sold to the defense, semiconductor, communications, commercial aviation and energy exploration markets, funding, continuation and award of government programs, continued liquidity of the company's customers (including commercial aviation customers) and economic and political conditions, could change the anticipated results. In addition, financial market fluctuations affect the value of the pension assets of the company and Rockwell Scientific Company. Global responses to terrorism and other perceived threats increase uncertainties associated with forward-looking statements about the company's businesses. Various responses to terrorism and perceived threats could realign government programs, and affect the composition, funding or timing of the company's programs. Flight restrictions would negatively impact the market for general aviation aircraft piston engines and components. The company continues to take action to assure compliance with the internal controls, disclosure controls and other requirements of the Sarbanes-Oxley Act of 2002. While the company believes its control systems are effective, there are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected. While Teledyne Technologies' growth strategy includes possible acquisitions, the company cannot provide any assurance as to when, if or on what terms any acquisitions will be made. Acquisitions, including the pending acquisition of Rockwell Scientific Company, involve various inherent risks, such as, among others, the company's ability to integrate acquired businesses and to achieve identified financial and operating synergies. Teledyne Technologies assumes no duty to publicly update or revise any forward-looking statements, whether as a result of new information or otherwise.

Transaction Highlights Agreement to purchase Rockwell Scientific Company LLC (50% owned by each of Rockwell Collins and Rockwell Automation) All cash purchase price of $167.5 million Assumption by Teledyne of approximately $30 million pension surplus Acquisition of LLC interests allows basis step-up and tax benefits Closing subject to customary conditions and regulatory approvals(a) (a) Includes satisfaction of the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976

Rockwell Scientific ("RSC") Overview(a) Sales: $ 114.0 EBITDA: $ 16.6 EBIT: $ 8.6 Major Locations: Thousand Oaks, Calif. Camarillo, Calif. Employees: ~ 415 Active patents ~ 285 and pending applications: x y 59.4 54.6 Defense & Aerospace R&D Services Infrared Imaging Sensors & Subsystems (a) Sales, EBITDA and EBIT reflect performance for RSC's fiscal year ended September 30, 2005. EBITDA and EBIT, as shown, are adjusted to exclude certain expenses. Certain non-GAAP financial measures, such as EBITDA and EBIT, are shown only to assist management and the investment community in analyzing the contemplated transaction 2005 Revenue by Major Division ($ in millions)

RSC Imaging Division Overview Designs and manufactures optical sensors and subsystems for the infrared and visible spectrums A leader in high performance, large format space-based infrared and visible imaging focal plane array (FPA) sensors One of two current suppliers of dual- color, 3rd Generation tactical infrared imaging sensors Infrared sensors utilize proprietary molecular beam epitaxy (MBE) based HgCdTe FPA's and unique read-out integrated circuits Also develops and manufactures military laser eye protection systems

RSC Imaging Division Overview Revenue by Final Customer(a) Revenue by Market(a) Government Government (Sub) Other 56 35 9 Military Astronomy Other 54 40 6 Military Imaging Astronomy Other 2005 Sales of $54.6 million U.S. Gov (Direct Sales) U.S. Gov (Sub) Other Represents approximate final customer and market data based on 2005 sales

R&D Services Segment Overview Electronics division Leader in III-V semiconductor and MEMS technology Focus areas include InP, GaN, SiC, MEMS sensors, mixed signal circuits Materials technology Composites research Electrochemical and optical materials Liquid crystal devices Information sciences Software and algorithms for autonomous systems Modeling and simulation

R&D Services Division Overview Darpa AF Army Other Gov Boeing Collins RA Other 30 10 5 7 20 13 5 10 Revenue by Customer(a) Revenue by Division(a) x y 21.4 22.4 14.8 2005 Sales of $59.4 million Electronics Technology Materials Technology Information Sciences DARPA Air Force Boeing R. Collins U.S. Gov (Direct) Army Other Rockwell Automation Other Represents approximate customer and division sales based on 2005 sales

Rockwell Scientific Acquisition Rationale Environmental and Industrial Instruments Other Commercial Electronics Aerospace Engines & Comp Government Engineering Services Energy Systems Defense Electronics 20 19 16 22 2 21 Defense Electronics Electronic Instruments Imaging Sensors & Subsystems R&D Services Sensor Technology Government Engineering Services Electronics Packaging Complementary Capabilities in Teledyne's Core Businesses Modeling and Simulation Microwave Networked Systems Integration Approximate Existing Teledyne Sales by Major Market Segment IR Systems Mnfg.

Potential Benefits to Teledyne and RSC RSC provides advanced technology related to multiple Teledyne operations Microwave power amps and multipliers High-speed digital/analog electronics Government information technology Composite materials for propulsion systems RSC offers a window (via DARPA, Air Force Research Labs, etc.) into future defense electronics technology and system requirements

Potential Benefits to Teledyne and RSC (Continued) Teledyne may further assist RSC's migration from infrared components to subsystems Teledyne currently packages selected IR detector assemblies for RSC Teledyne's manufacturing excellence capabilities may accelerate RSC's ongoing evolution from prototype manufacturer to component supplier RSC will become a core business of Teledyne

Teledyne Technologies Strategy Operational Excellence Initiatives Margin Expansion Focused Acquisitions Organic Growth Revenue Enhancement Achieve High Quality Revenue and EPS Growth

Teledyne Acquisition Strategy 1 1 2 5 3 4 Acquired Revenue(a) 2001 2002 2003 2004 2005 2006 Acquired Revenue 16.3 28 39.3 139.2 54.1 24 7 114 35 # of Deals (a) Represents approximate annual revenue prior to acquisition Focused Acquisitions Teledyne Benthos Teledyne KW Microwave ($ in millions) Rockwell Scientific (Pending) Ocean Design, Inc. (Pending)